UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2022

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 29, 2022, the Board of Directors of H.B. Fuller Company (the “Company”) elected Charles (“Chuck”) T. Lauber, age 60, as a Class II director of the Company, effective January 23, 2023, for an initial term expiring at the Company’s 2025 annual meeting of shareholders. Mr. Lauber will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Mr. Lauber is the executive vice president and chief financial officer of A. O. Smith Corporation (“A.O. Smith”) a global leader in water heating solutions. Mr. Lauber was named executive vice president and chief financial officer of A. O. Smith in 2019. As chief financial officer, Lauber is responsible for all financial functions of the company, including treasury, controllership, cash management and investor relations. He also is actively involved in modernizing A. O. Smith’s operational capabilities and ESG (environmental, social and governance) strategy. Lauber has been integral to the company’s performance for over two decades, having served in financial leadership, operations strategy, and corporate development roles. Mr. Lauber has driven the company’s growth through mergers and acquisition and was vital to A. O. Smith’s successful expansion in the global water markets, including China and India. Before joining A. O. Smith, Lauber held a number of auditing and management positions with Ernst & Young from 1984 to 1999.

Mr. Lauber also serves as a director for the National Association of Manufacturers. He holds an MBA from the Kellogg School of Management at Northwestern University, and his BS in accounting from the University of Wisconsin at Whitewater.

For service as a director of the Company, Mr. Lauber will receive an annual cash retainer of $100,000, pro-rated for Mr. Lauber’s time of service on the Board of Directors during 2023 and will also receive an initial grant of 1,300 restricted stock units of the Company. Directors are also eligible for an annual discretionary grant of deferred phantom stock units valued at $135,000.

Other than as described herein, there are no arrangements or understandings between Mr. Lauber and any other persons pursuant to which Mr. Lauber was selected as a director of the Company. The Board of Directors has considered customer-supplier transactions between the Company and A.O. Smith and has determined that Mr. Lauber has no direct or indirect material interest in the transactions. A copy of the press release that discussed Mr. Lauber’s election to the Board is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Effective January 23, 2023, the number of directors of the Company will be nine, eight of whom are independent.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated November 29, 2022, issued by H.B. Fuller Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2022

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

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